SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2008

GRAYMARK HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	000-50638	20-0180812
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 N. Robinson, Suite 920 Oklahoma City, Oklahoma 73102 (Address of principal executive offices)	73102 (Zip Code)

Registrant’s telephone number, including area code:  (405) 601-5300

GRAYMARK PRODUCTIONS, INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

We, at Graymark Healthcare, Inc., hereby report that, on January 30, 2008, Stanton Nelson was appointed to serve as our Chief Executive Officer as the successor to John Simonelli.  Mr. Simonelli began serving as our Chief Executive Officer, as well as our Board Chairman, in February 2005.  Mr. Simonelli will continue to serve on our Board of Directors as Chairman.  The appointment of Mr. Nelson as the successor to Mr. Simonelli was not the result of any disagreement between us and Mr. Simonelli relating to our operations, policies or practices.

Stanton Nelson, age 36, was named our Chief Executive Officer on January 30, 2008.  He has served as one of our directors since August 18, 2003. In addition to his position with us, Mr. Nelson serves as Executive Vice President of R.T. Oliver Investment Company, a privately-held company engaged in oil and gas exploration, retail and commercial real estate and banking.  R.T. Oliver Investments is controlled by Roy T. Oliver, one of our greater than 5% shareholders. Mr. Nelson also serves on the board of Valliance Bank as its Vice Chairman.

Previously Mr. Nelson was Chief Executive Officer of Monroe-Stephens Broadcasting, a privately held company that owned and operated radio stations in Southwest Oklahoma and Dallas, Texas.

Mr. Nelson began his professional career as a staff member for United States Senator David Boren. Mr. Nelson has a B.B.A. in business management from the University of Oklahoma.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYMARK HEALTHCARE, INC.
(Registrant)

By:	/S/STANTON NELSON
Stanton Nelson, Chief Executive Officer

Date: February 4, 2008